                                                                    EXHIBIT 99.2

                          LEISUREWAYS MARKETING LTD.

                            1996 STOCK OPTION PLAN
                            ----------------------


1.        PURPOSE
          -------

          The purpose of the Stock Option Plan (the "Plan") of Leisureways Marketing Ltd., a body corporate incorporated under the Company Act (British Columbia) (the "Company"), is to advance the interests of the Company by encouraging the directors, management and employees of the Company to acquire shares in the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of their affairs.

2.        ADMINISTRATION AND GRANTING OF OPTIONS
          --------------------------------------

          The Plan shall be administered by the Executive Committee of directors appointed from time to time by the Board of Directors of the Company, or, if no Executive Committee is appointed, by the President of the Company (such Executive Committee or, if no such committee is appointed, the President of the Company, is hereinafter referred to as the "Committee"), in either case subject to approval by the Board of Directors of the Company pursuant to rules of procedure fixed by the Board of Directors.

          The Committee may from time to time designate directors, officers and employees or consultants of the Company (the "Participants") to whom Options to purchase common shares of the Company may be granted and the number of common shares to be optioned to each, provided that the total number of common shares to be optioned shall not exceed the number provided in Clauses 3 and 4 hereof.

3.        SHARES SUBJECT TO PLAN
          ----------------------

          Subject to adjustment as provided in Clause 15 hereof, the shares to be offered under the Plan shall consist of shares of the Company's authorized but unissued common shares. The aggregate number of shares to be delivered upon the exercise of all Options granted under the Plan shall not exceed the maximum number of shares permitted under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction. The maximum number of shares has been fixed with the approval of the disinterested shareholders of the Company in general meeting at up to 10% of the issued and outstanding common shares. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of this Plan.

4.        NUMBER OF OPTIONED SHARES
          -------------------------

          The number of shares subject to an Option to a Participant shall be determined by the Committee, but no Participant shall be granted an Option which exceeds the maximum number of shares permitted under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, which maximum number of shares is presently 5% of the issued and outstanding shares of the Company (on a non-diluted basis).

5.        VESTING
          -------

          The Committee may, in its sole discretion, determine the time during which Options shall vest and the method of vesting or that no vesting restriction shall exist.
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                                      -2-

6.        MAINTENANCE OF SUFFICIENT CAPITAL
          ---------------------------------

          The Company shall at times during the term of the Plan reserve and keep available such numbers of shares as will be sufficient to satisfy the requirements of the Plan.

7.        PARTICIPATION
          -------------

          The Committee shall determine to whom Options shall be granted, the terms and provisions of the respective Option agreements, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An individual who has been granted an Option may, if he is otherwise eligible, and if permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, be granted an additional Option or Options if the Committee shall so determine.

8.        EXERCISE PRICE
          --------------

          The exercise price of the shares covered by each Option shall be determined by the Committee. The exercise price shall not be less than the price permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction.

9.        DURATION OF OPERATION
          ---------------------

          Each Option and all rights thereunder shall be expressed to expire on the date set out in the Option agreements and shall be subject to earlier termination as provided in Clauses 11 and 12.

10.       OPTION PERIOD, CONSIDERATION AND PAYMENT
          ----------------------------------------

     (a) The Option Period shall be a period of time fixed by the Committee, not to exceed the maximum period permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, which maximum period is presently 10 years from the date the Option is granted, provided that the Option Period shall be reduced with respect to any Option as provided in Clauses 11 and 12 covering cessation as a director, officer, employee or consultant of the Company or death of the Participant.

     (b) Except as set forth in Clauses 11 and 12, no Option may be exercised unless the Participant is, at the time of such exercise, a director, officer, employee or consultant of the Company, and the requirements of the stock exchange upon which the Company's shares are listed for trading have been fulfilled.

     (c) The exercise of any Option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of shares with respect to which the Option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such shares with respect to which the Option is exercised. No Participant or his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any shares subject to an Option under this Plan unless and until the certificates for such shares are issued to such persons under the terms of the Plan.
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                                      -3-

11.       CEASING TO BE A DIRECTOR, OFFICER, EMPLOYEE OR CONSULTANT
          ---------------------------------------------------------

          Unless otherwise negotiated in writing by the Company, if a Participant shall cease to be a director, officer, employee or consultant of the Company for any reason (other than death), he may, but only within 30 days next succeeding his ceasing to be a director, officer, employee or consultant, exercise his Option to the extent that he was entitled to exercise it at the date of such cessation.

          Nothing contained in the Plan, nor in any Option granted pursuant to the Plan, shall as such confer upon any Participant any right with respect to continuance as a director, officer, employee or consultant of the Company or of any affiliate.

12.       DEATH OF A PARTICIPANT
          ----------------------

          In the event of the death of a Participant, the Option previously granted to him shall be exercisable only within the 12 months next succeeding such death and then only:

     (a) by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or the laws of descent and distribution; and

     (b) if and to the extent that he was entitled to exercise the Option at the date of his death.

13.       RIGHTS OF OPTIONEE
          ------------------

          No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

14.       PROCEEDS FROM SALE OF SHARES
          ----------------------------

          The proceeds from sale of shares issued upon the exercise of the Options shall be added to the general funds of the Company and shall thereafter be used from time to time for such corporate purposes as the Committee may determine and direct.

15.       ADJUSTMENTS
          -----------

          Appropriate adjustments in the number of common shares optioned and in the Option price per share, as regards, Options granted or to be granted, may be made by the Committee in its discretion to give effect to adjustments in the number of common shares of the Company resulting subsequent to the approval of the Plan by the Committee from subdivisions, consolidations or reclassification of the common shares of the Company, the payment of stock dividends by the Company or other relevant changes in the capital of the Company.

16.       TRANSFERABILITY
          ---------------

          All benefits, rights and Options accruing to the Participant in accordance with the terms and conditions of the Plan shall not be transferrable or assignable unless specifically provided herein. During the lifetime of a Participant any benefits, rights and Options may only be exercised by the Participant.
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                                      -4-

17.       AMENDMENT AND TERMINATION OF PLAN
          ---------------------------------

          The Committee may, at any time, suspend or terminate the Plan. The Board of Directors may also at any time amend or revise the terms of the Plan, PROVIDED that no such amendment or revision shall alter the terms of any Options theretofore granted under the Plan.

18.       NECESSARY APPROVALS
          -------------------

          The ability of the Options to be exercised and the obligation of the Company to issue and deliver shares in accordance with the Plan is subject to any approvals which may be required from the shareholders of the Company, any regulatory authority or stock exchange having jurisdiction over the securities of the Company. If any shares cannot be issued to the Participant for whatever reason, the obligation of the Company to issue such shares shall terminate and any Option exercise price paid to the Company will be returned to the Participant.

19.       PRIOR PLANS
          -----------

          The Plan shall entirely replace and supersede any prior share option plans, if any, enacted by the Board of Directors of the Company or its predecessor corporations.

20.       EFFECTIVE DATE OF PLAN
          ----------------------

          The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company.
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                          LEISUREWAYS MARKETING LTD.


                      AMENDMENT TO 1996 STOCK OPTION PLAN
                        (Amended as at August 31, 1998)


The 1996 Stock Option Plan (the "Plan") of Leisureways Marketing Ltd. (the "Company") is hereby amended to reflect the change in the number of shares subject to the Plan. Accordingly, paragraph 3 of the Plan is amended to read as follows:

3.   SHARES SUBJECT TO PLAN
     ----------------------

The shares subject to this Plan shall be the Company's common shares, without par value (the "Common Shares"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in
Section 15, the aggregate amount of Common Shares to be delivered upon the exercise of all options granted under this Plan shall not exceed 1,500,000 shares as such Common Shares were constituted on the effective date of this Plan. If any option granted under this Plan shall expire or be cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

In all other respects the Plan shall remain the same.

                            LML PAYMENT SYSTEMS INC


                      AMENDMENT TO 1996 STOCK OPTION PLAN
                      (Amended as at September 30, 1999)


The 1996 Stock Option Plan (the "Plan") of LML Payment Systems Inc. (formerly Leisureways Marketing Ltd. (the "Company") is hereby amended to reflect the increase in the number of shares subject to the Plan. Accordingly, paragraph 3 of the Plan is amended to read as follows:

3.  SHARES SUBJECT TO PLAN
    ----------------------

The shares subject to this Plan shall be the Company's common shares, without par value (the "Common Shares"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in
Section 15, the aggregate amount of Common Shares to be delivered upon the exercise of all options granted under this Plan shall not exceed 2,500,000 shares as such Common Shares were constituted on the effective date of this Plan. If any option granted under this Plan shall expire or be cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

In all other respects the Plan shall remain the same.

                            LML PAYMENT SYSTEMS INC


                      AMENDMENT TO 1996 STOCK OPTION PLAN
                      (Amended as at September 18, 2000)

The 1996 Stock Option Plan (the "Plan") of LML Payment Systems Inc. (formerly Leisureways Marketing Ltd.) (the "Company") is hereby amended to reflect the increase in the number of shares subject to the Plan. Accordingly, paragraph 3 of the Plan is amended to read as follows:

3.      SHARES SUBJECT TO PLAN
        ----------------------

The shares subject to this Plan shall be the Company's common shares, without par value (the "Common Shares"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in
Section 15, the aggregate amount of Common Shares to be delivered upon the exercise of all options granted under this Plan shall not exceed 3,000,000 shares as such Common Shares were constituted on the effective date of this Plan. If any option granted under this Plan shall expire or be cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

In all other respects the Plan shall remain the same.